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                                                                    Exhibit 5.01

                               BAKER & McKENZIE
                               Attorneys at Law

                             One Prudential Plaza
                            130 East Randolph Drive
                            Chicago, Illinois 60601


                                March 17, 1998


Board of Directors
CSG Systems International, Inc.
7887 East Belleview, Suite 1000
Englewood, Colorado   80111

Re:  CSG Systems International, Inc. (the "Company")


Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of 4,023,505 shares (including 524,805 shares under the underwriters' over-allotment option) of the Company's Common Stock, $.01 par value per share (the "Stock") to be sold by certain selling stockholders in a public offering pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). We have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of the Stock, and such other documents, corporate records and questions of laws as we have deemed necessary to the rendering of the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

     1. The 3,498,700 shares of Stock to be sold by the selling stockholders, as described in the Registration Statement, are duly authorized, legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     2. The 524,805 shares of Stock which the underwriters have an option to purchase to cover over-allotments, as described in the Registration Statement, are duly authorized, legally issued, fully paid and non-assessable shares of Common Stock of the Company.
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Board of Directors
CSG Systems International, Inc.
March 17, 1998
Page 2


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit thereto.

                                                 Very Truly Yours,


                                                 Baker & McKenzie


NAK/WML